Exhibit 21.1

BLACK KNIGHT, INC.
List of Subsidiaries as of December 31, 2018

Subsidiary	State or Other Jurisdiction of Formation
BKFS I Management, Inc.	Delaware
BKFS I Services, LLC	Delaware
Black Knight Data & Analytics, LLC	Delaware
Black Knight Financial Services, Inc.	Delaware
Black Knight Financial Services, LLC	Delaware
Black Knight Financial Technology Solutions, LLC	Delaware
Black Knight Government Solutions, LLC	Delaware
Black Knight India Solutions Private Limited	India
Black Knight InfoServ, LLC	Delaware
Black Knight IP Holding Company, LLC	Delaware
Black Knight Lending Solutions, Inc.	Delaware
Black Knight National TaxNet, LLC	Delaware
Black Knight Origination Technologies, LLC	Delaware
Black Knight Real Estate Data Solutions, LLC	California
Black Knight Real Estate Group, LLC	Delaware
Black Knight Technology Solutions, LLC	Delaware
eLynx Holdings, LLC	Delaware
eLynx Ltd.	Ohio
Ernst Publishing Co., LLC	Arizona
Espiel, LLC	Delaware
Fidelity National Commerce Velocity, LLC	Delaware
HeavyWater, Inc.	Delaware
Legal Publications, LLC	Arizona
McDash Analytics, LLC	Colorado
Motivity Solutions, LLC	Colorado
Property Insight, LLC	California
RealEC Technologies, LLC	Delaware
The UCC Guide, Inc.	New York